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Exhibit 4.4


                    NOTICE OF OFFERING AND SUBSCRIPTION INFORMATION

                                  [Florist]
                                  [Address]


     FTD Corporation is making an offering of up to 7.5% (1,146,078 shares) of its outstanding Class A Common Stock to FTD Association Active Members. FTD Corporation is the owner of all of the outstanding capital stock of Florists' Transworld Delivery, Inc.

     If you elect to subscribe for shares, the total purchase price will be billed to you on your Clearinghouse statement. Any balance due on such statement must be paid by June 25, 1998, unless extended by FTD Corporation, in accordance with normal Clearinghouse terms. If you fail to pay any portion of your bill for the purchase price according to these terms, you will not be entitled to purchase shares and your Subscription Agreement will, at the sole discretion of FTD Corporation, terminate and the billing for the purchase price will be reversed.

     If you wish to subscribe for shares, please complete and return all of the attached pages SA-2 through SA-4 (the "Subscription Information" and, together with the enclosed "Subscription Agreement, Terms of Subscription and Restrictions on Transfer of Common Stock; Optional Redemption" (the "Terms of Subscription"), the "Subscription Agreement") in accordance with the instructions. In order to subscribe, you must complete and return the Subscription Information. YOU ARE NOT OBLIGATED TO PURCHASE ANY SHARES.

     The completed Subscription Information must be received by FTD Corporation prior to 5:00 p.m. on March 31, 1998. Upon acceptance of the subscription, a copy of the executed Subscription Information, signed as accepted on behalf of FTD Corporation, will be returned to you. THE OFFERING WILL TERMINATE ON MARCH 31, 1998, UNLESS EXTENDED BY FTD CORPORATION.

     There shall not be any sale of securities in any State in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State. FTD Corporation has filed a registration statement with respect to the Offering which has been declared effective by the U.S. Securities and Exchange Commission. The Offering is made only by the Prospectus, a copy of which is enclosed herewith, which is part of such registration statement.

     We appreciate your interest and support. We hope you share our excitement for the future of FTD.



Sincerely

ROBERT L. NORTON
PRESIDENT, FTD CORPORATION


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                            SUBSCRIPTION INFORMATION
                (REQUIRED INFORMATION--PAGES SA-2 through SA-4)


SHARES TO BE PURCHASED


I HEREBY SUBSCRIBE TO PURCHASE* FROM FTD CORPORATION (THE "COMPANY") THE FOLLOWING NUMBER OF SHARES (THE "SHARES") OF CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "CLASS A COMMON STOCK") OF THE COMPANY AT A PURCHASE PRICE
OF $       PER SHARE:



[ ] 50          [ ] 100          [ ] 200          [ ]  500
[ ] 1,000       [ ] 5,000        [ ] 10,000       [ ]  OTHER (specify):_____
                                                       (MINIMUM OF 50 SHARES)


I ACKNOWLEDGE I WILL BE BILLED FOR THE TOTAL PURCHASE PRICE ON MY CLEARINGHOUSE STATEMENT AND, IF THE ENTIRE BALANCE IS NOT PAID BY JUNE 25, 1998, I WILL NOT BE ENTITLED TO PURCHASE SHARES AND THE COMPANY MAY, IN ITS SOLE DISCRETION, TERMINATE THIS AGREEMENT AND THE BILLING FOR THE PURCHASE PRICE WILL BE REVERSED. SEE "INVESTMENT PROCEDURES" IN THE TERMS OF SUBSCRIPTION.

STOCK REGISTRATION:

SHARES WILL BE REGISTERED IN THE NAME OR NAMES APPEARING ON THE NOTICE ON
THE FIRST PAGE OF THIS SUBSCRIPTION INFORMATION UNLESS OTHERWISE NOTED BELOW. SEE THE TERMS OF SUBSCRIPTION FOR "GUIDELINES FOR REGISTERING STOCK."

__________________________________________         ___________________
Name(s) in which stock is to be registered            Member Code #

__________________________________________         ___________________
Name(s) in which stock is to be registered            Member Code #

_______________________________________________________________
Street Address (address stock certificate will be delivered to)

__________________________________        ________________________
City                                      County

__________________________________        ________________________
State                                     Zip Code

_________________________________
Social Security Number or
Tax Identification Number

Day Telephone: __________________        Evening Telephone: __________________


* The Company may allocate the shares of its Class A Common Stock subject to this offering among Participating Members on a fair and equitable basis as determined in the discretion of the Board of Directors of the Company and, accordingly, the number of shares you subscribe for may be reduced.


                                      SA-2



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YOU MUST RESPOND AS APPROPRIATE TO EACH OF THE FOLLOWING QUESTIONS:

MANNER OF OWNERSHIP:

(SEE "GUIDELINES FOR REGISTERING STOCK" IN THE TERMS OF SUBSCRIPTION)

[ ]   Individual
[ ]   Joint Tenants
[ ]   Tenants in Common
[ ]   Other (specify):________________________________________________________
                      (write in corporation, partnership, trust, estate, etc.)

SUBSTITUTE FORM W-9

[ ] CHECK THIS BOX IF THE FOLLOWING STATEMENT IS TRUE: I AM NOT SUBJECT TO BACKUP WITHHOLDING EITHER (1) BECAUSE I AM EXEMPT FROM BACKUP WITHHOLDING, (2) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (3) THE INTERNAL REVENUE SERVICE HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING. UNDER THE PENALTY OF PERJURY, I CERTIFY, BY SIGNING THIS AGREEMENT BELOW, THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER GIVEN ABOVE, IS TRUE, CORRECT AND COMPLETE.

INSTRUCTIONS FOR SUBSTITUTE FORM W-9

     If you do not check the box above, the Company will withhold federal income taxes from any dividends the Company pays on the Class A Common Stock. Therefore, if the statement next to such box is true, it is in your best interest to check the indicated box, as this will increase the amount you receive if and when dividends are paid by the Company on the Shares.



                                      SA-3




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RESTRICTIONS ON TRANSFER OF COMMON STOCK; OPTIONAL REDEMPTION

     By executing this Agreement, I agree to be bound by the restrictions on transfer of the Shares and the provisions regarding optional redemption of the Shares by the Company under certain circumstances, all as set forth in more detail on Exhibit A to the Terms of Subscription.

ACKNOWLEDGMENT

     I have received and carefully reviewed the Prospectus with respect to the offering and sale of the Shares, including the information set forth under the heading "RISK FACTORS" which describes certain of the risks associated with an investment in the Shares. No information or representations have been given to me by representatives of the Company or anyone else other than those contained in the Prospectus. In understand that I may not sell, transfer or assign this Subscription Agreement, or any interest herein, and I may not transfer or assign the Shares except in accordance with the Subscription Agreement and applicable laws.

     I have carefully reviewed the Subscription Agreement, of which this Subscription Information is a part, and I understand my obligations thereunder and the agreements contained therein and accept each of them.

     The Subscription Agreement cannot be revoked by me and it shall become an agreement binding on the Company only upon its acceptance by the Company. After acceptance by the Company, the Subscription Agreement shall also be binding on my heirs, estate, legal representatives, assigns and successors, and shall survive my death disability or dissolution.

NOTE: THE SUBSCRIPTION AGREEMENT IS NOT VALID UNLESS THIS PAGE IS SIGNED.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

SIGNATURE OF STOCKHOLDER(S)

____________________________________        ________________
Signature                                   Date

____________________________________        ________________
Signature                                   Date

____________________________________
Title (if subscribing as custodian, corporate officer, etc.)

                         DO NOT WRITE BELOW THIS LINE
==============================================================================

     Accepted and agreed for ___________ shares of Class A Common Stock at a total purchase price of $_________.

FTD Corporation

By: ___________________________
    Authorized Officer



                                      SA-4





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                            SUBSCRIPTION AGREEMENT, TERMS OF
                              SUBSCRIPTION AND TERMS OF
                         RESTRICTIONS ON TRANSFER OF COMMON STOCK;
                                 OPTIONAL REDEMPTION

TERMS OF SUBSCRIPTION

THE OFFERING WILL TERMINATE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 31, 1998 (THE "EXPIRATION DATE"). THE SUBSCRIPTION INFORMATION MUST BE RECEIVED BY FTD CORPORATION BY 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


     On the terms and subject to the conditions set forth in this statement of terms, (the "Terms of Subscription" and together with the "Subscription Information," the "Subscription Agreement"), by signing page SA-4 of the Subscription Information, each subscriber (i) agrees to purchase the number of Shares of Class A Common Stock of the Company as indicated under the heading "SHARES TO BE PURCHASED" in the Subscription Information at a price of $ per Share and (ii) acknowledges that he, she or it is an Active Member of FTD Association and therefore is entitled to purchase the Shares, provided, however, that the Company shall have no obligation to sell any Shares to any Active Member who is a resident of a jurisdiction in which the sale of Class A Common Stock to him, her or it would constitute a violation of the securities, "Blue Sky" or other laws of such jurisdiction. See "THE OFFERING" section of the Prospectus, dated February __, 1998 (the "Prospectus"), for a complete description of the procedures for subscribing for Shares of Class A Common Stock. For a description of certain of the risks associated with an investment in the Shares, see the information set forth in the Prospectus under the heading "RISK FACTORS."

     The Company may allocate the shares of its Class A Common Stock subject to this offering among Participating Members on a fair and equitable basis as determined in the discretion of the Board of Directors of the Company and such allocation may be based in part upon the quantity of products purchased from Florists' Transworld Delivery, Inc. ("FTD") and the number of orders cleared through FTD. Accordingly, the number of shares each subscriber subscribes for may be reduced.

PAYMENT OF PURCHASE PRICE

     By signing this Subscription Agreement the subscriber agrees that he, she or it will be billed through FTD's Clearinghouse system for the aggregate purchase price of the Shares (the "Purchase Price"). Each subscriber further agrees that if he, she or it fails to pay any portion of his, her or its bill for the Purchase Price by June 25, 1998, unless extended at the Company's discretion for up to an additional sixty-day period (the "Final Payment Date"), such subscriber will not be entitled to purchase Shares, and the Company may, in its sole discretion, terminate the Subscription Agreement and the billing for the Purchase Price will be reversed. As soon as practicable following the Final Payment Date, the Company will deliver with respect to each fully paid subscription a duly executed stock certificate representing the Shares, registered as set forth in the Subscription Information.

     If the Subscription Agreement is executed on behalf of a corporation, partnership, trust or other entity, the signatory or signatories represent that the person(s) signing the Subscription Agreement has/have been duly authorized to execute the Subscription Agreement and all other instruments in connection with the purchase of the Shares and the signature(s) is/are binding




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upon such corporation, partnership, trust or other entity. The Company retains the right to request the production of an appropriate certification of such authorization.

     In the event there is any conflict between the Subscription Agreement and the Prospectus, the terms set forth in the Prospectus shall be controlling.

     The Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the offering and sale of the Shares hereof and may be amended only in writing by the parties to be bound hereby.

     Shares will be issued in the name(s) and sent to the address specified under the heading "STOCK REGISTRATION" in the Subscription Information.

GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will use in issuing your FTD Corporation Stock Certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners.


GENERAL INSTRUCTIONS:  Include the first name, middle initial and last name of each person listed. Avoid the use of an initial in place of the first name.

                       Do not use titles such as "Mr.," "Mrs.," "Dr.," etc.

                       Omit words that do not affect ownership rights such as "special account," "personal property," etc.

                       Check the appropriate space under the heading "Stock Registration" to indicate manner of ownership.

INDIVIDUAL:            Instructions:  Under the heading "STOCK REGISTRATION,"
                       print the first name, middle initial and last name of the stockholder. Under the heading "SIGNATURE(S) OF
                       STOCKHOLDER(S)," the stockholder must sign his or her name.

JOINT TENANTS:         Joint Tenancy with Right of Survivorship identifies two
                       or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).

                       Instructions: Under the heading "STOCK REGISTRATION," print the first name, middle initial and last name of each joint tenant. Under the heading "SIGNATURE(S) OF STOCKHOLDER(S)," each stockholder must sign his or her name.

TENANTS IN COMMON:     Tenants in Common identifies two or more persons as
                       owners of the stock. Upon the death of one co-tenant, ownership of the stock passes to the heirs of the deceased co-tenant and the surviving co-tenant(s).

                       Instructions: Under the heading "STOCK REGISTRATION," print the first name, middle initial and last name of each co-tenant. Under the heading "SIGNATURE(S) OF STOCKHOLDER(S)," each stockholder must sign his or her name.

CORPORATION OR         Instructions:  Under the heading "STOCK REGISTRATION,"
PARTNERSHIP:           print the name of the corporation, partnership, trust,
                       estate or other entity. Under the heading "SIGNATURE OF
                       STOCKHOLDER(S)," the authorized signatory/ signatories for the corporation, partnership, trust, estate or other entity must sign his, her or their names, as the case may be.

INVESTMENT PROCEDURES

     Prospective investors should complete and return the Subscription Information by mail, overnight delivery, hand delivery or facsimile to the Company at the following address, prior to 5:00 p.m. on the Expiration Date:

                   FTD Corporation
                   3113 Woodcreek Drive
                   Downers Grove, Illinois 60515
                   Facsimile: (630) 719-
                   Attn: 1998 FTD Member Offering

     Upon acceptance of the subscription, a copy of the executed Subscription Information, signed as accepted on behalf of the Company, will be returned to the investor.

FOR ASSISTANCE COMPLETING THE SUBSCRIPTION INFORMATION OR QUESTIONS REGARDING THE SUBSCRIPTION AGREEMENT OR THE OFFERING, CALL FTD CORPORATION AT (630) 719-7800 AND ASK TO SPEAK TO A REPRESENTATIVE ABOUT THE FTD MEMBER OFFERING.


                                       3

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                                 EXHIBIT A
                        RESTRICTIONS ON TRANSFER
                 OF COMMON STOCK; OPTIONAL REDEMPTION

     The Participating Member executing the Subscription Agreement to which this exhibit is a part hereby agrees that, until the earlier of (i) three years from the Final Payment Date (as defined in the Subscription Agreement) or (ii) 180 days after the consummation of an Initial Public Offering (as defined below) (the "Restriction Period"), the Participating Member shall not transfer the Shares except to (1) Family Members (as defined below) or Affiliates (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of the Participating Member or (2) subject to the Company's right of first refusal (as described below), other Active Members of FTD Association in good standing. "Family Members" shall mean with respect to any Participating Member, a spouse, parent, child or any of the lineal descendants of such Participating Member. Rule 12b-2 defines an "Affiliate" of a person to mean a person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified.

     The Participating Member further agrees that, during the Restriction Period, any transfer other than to a Family Member or Affiliate will be subject to the Company's right of first refusal. During the Restriction Period, the Participating Member agrees to give the Company written notice at least 30 days in advance of the proposed sale of Shares (the "Notice Period"), stating the Participating Member's intention to make such sale, the name of the proposed purchaser, the number of Shares to be sold (the "Offered Shares"), the proposed amount and form of consideration to be paid for the Offered Shares (the "Offer Price") and the other material terms upon which such sale is proposed. During the Notice Period, the Company shall have an irrevocable option to purchase all (but not less than all) of the Offered Shares at the applicable Offer Price. The option of the Company shall be exercisable by written notice to the Participating Member given on or before the 30th day of the Notice Period. The Participating Member agrees that, if at the end of the Notice Period the Company has not elected to exercise its option to purchase the Offered Shares, the Participating Member is free, for a period of 20 days following the date the Company's option lapses, to consummate the sale of the Offered Shares to the purchaser at a price equal to or greater than the Offer Price.

     If the Company exercises its option, the closing of the purchase of the Offered Shares with respect to which such option has been exercised shall take place on the 20th business day after the later of (i) the date the Company gives notice of such exercise and the fair market value determination, as provided below, if any, is completed and (ii) the expiration of such time as the Company may reasonably require in order to comply with applicable United States federal and state laws and regulations, which in no event shall be more than 60 days after the date specified in clause (i). Upon exercise by the Company of its option, the Company and the Participating Member shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to make all necessary filings and to secure any approvals required and to comply as soon as practicable with all applicable United States federal and state laws and regulations in connection therewith. If any portion of the Offer Price is proposed to be paid in a form other than






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cash, the Company shall have the option to pay such consideration in the form proposed or in an amount of cash equal to the fair market value of such non-cash consideration. The fair market value of any non-cash consideration shall be determined by the mutual agreement of the Company and the Participating Member or, if they cannot so agree within 20 business days after exercise of the option, by a nationally recognized investment banking firm selected by the Company and the Participating Member (which investment banking firm shall be retained by, and the fees and expenses of which shall be shared equally by the Company on the one hand, and the Participating Member on the other hand). No transfer to another Active Member may occur in accordance with these provisions unless the transferee shall agree to be bound, to the same extent as the Participating Member, by the terms of the Subscription Agreement. Such agreement shall be evidenced by the acceptance by the transferee of securities containing the legend set forth below.


     "Initial Public Offering" shall mean the sale of Class A Common Stock to the public in an offering pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which results in an active trading market in the Class A Common Stock (such an active trading market shall be deemed to exist if, among other things, the Class A Common Stock is listed on a national securities exchange or on the Nasdaq Stock Market-National System); provided that an Initial Public Offering does not include an offering made in connection with a business acquisition or combination or any employee benefit plan or an offering of securities by the Company solely to members of FTD Association.

     The certificates representing the Shares shall contain a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT BETWEEN FTD CORPORATION (THE "COMPANY") AND THE ORIGINAL HOLDER OF THIS SECURITY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT, INCLUDING RESTRICTIONS RELATING TO THE TRANSFER OF SECURITIES REPRESENTED HEREBY.

     The Participating Member hereby agrees that if the Participating Member ceases to be an Active Member of FTD Association during the Restriction Period, the Company will have the irrevocable option for a period of 60 days following the date the Participating Member ceases to be an Active Member to redeem any Shares held by the Participating Member or any Family Member or Affiliate of the Participating Member to which such Shares have been transferred at the greater of (i) the then Fair Market Value (as defined below) of the Shares or (ii) $ per Share. The Participating Member agrees to give the Company prompt notice that the Participating Member has ceased to be an Active Member.

     "Fair Market Value" as applied to any Shares shall mean the value of such Shares, determined in good faith by an officer of the Company, in his sole judgment, based on the earnings, book value and prospects of the Company in light of market conditions generally.


     The Participating Member hereby agrees that if the funds necessary to consummate any such purchase of his, her or their Shares, as the case may be, have been duly provided by the Company and are available to the Participating Member on the date of purchase fixed in the written demand addressed to the stockholder, then from and after such date all rights and privileges incident to the ownership of the Shares (including, but not limited to, the right of dividends thereon) shall cease, except the right to receive the purchase price plus a sum equal to any dividends declared but remaining unpaid on the date of purchase without interest; and from and after such date of purchase the Company shall be at liberty to cancel the certificate or certificates representing said Shares upon the books of the Company.




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